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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-81003, 333-81005, 333-81007, 333-81075 and
333-82295) of Student Advantage, Inc. of our report dated September 15, 1999, except as to Note 11 which is as of October 7, 1999, relating to the financial statements of Voice FX Corporation, which appears in this Current Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
November 12, 1999


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